LEASE DATED SEPTEMBER 29, 1983

                                      LEASE
                                      -----

        THIS INDENTURE, made this 29th day of September, 1983, between J.T. Turner and Idra M. Turner, husband and wife, hereinafter called the LESSOR, and BOWLIN'S INC., a New Mexico Corporation, hereinafter called the LESSEE.

                             DESCRIPTION OF PROPERTY
                             -----------------------

        The LESSOR does hereby demise and let unto the LESSEE for commercial or retail purposes, the premises described below:

        A certain tract of land situated within the Northwest 1/4 of Section 27, T1ON, R7E, N.M.P.M., Santa Fe County, New Mexico (said Tract is also referred to and comprising portion of Lot numbered one (1), Block numbered (2), of the unrecorded plot of Carl's Subdivision to the County of Santa Fe, New Mexico), and being more particularly described by metes and bounds survey as follows:

        Beginning at the Southwest corner of the parcel herein described, which is a point bearing S 57020'00" E, 89.95 feet distance from the intersection of the Northerly right-of-way line of U.S. Interstate 40 (Frontage Road) and the Easterly right-of-way line of New Mexico State Highway 344; thence,

        N 32(Degree)40'00" E, 50.00 feet distance to the most Northerly point of said parcel "Be'; thence,

        S 57(Degree)20'00" E, 136.46 feet distance to the Northeast corner of the parcel herein described (a point on an existing fence line bearing in a Northerly direction); thence,

        S 07(Degree)25'00" W, 55.31 feet distance to the Southeast corner of the parcel' herein described, a point on the Northerly right-of-way line of aforementioned U.S. Interstate 40 (Frontage Road); thence,

        N 57(Degree)20100" W, 160.05 feet distance along said right-of-way line of U.S. Inter- state 40 (Frontage Road) to the place of beginning and containing 7412.625 square feet (0.170 acres), more or less.

        And, beginning at the Southwest corner of the parcel herein described which is a point bearing S 86(Degree)24'44" E, 102.93 feet distance from the intersection of the Northerly right-of-way line of U.S. Interstate 40 (Frontage Road) and the Easterly right-of-way line of New Mexico State Highway 344; thence,

        N 32(Degree)40'00" E, 90-00 feet distance to the most Northerly' point of said parcel "c"; thence,

        S 57(Degree)20'00" E, 93.99 feet distance to the Northeast corner of the parcel herein described (a point on an existing fence line bearing in a Northerly direction); thence,

        S 07(Degree)25'00" W, 99.51 feet distance to the Southeast corner of the parcel herein described (a point on an existing fence line bearing in a Northerly direction); thence,

        N 57(Degree)20'00" W, 136.46 feet distance to the point and place of beginning, and containing 10,370.025 square feet (0.238 acres), more or less.

        And, further described in the attached survey map Exhibit "A".

        The property includes one building which constitutes the business premises, a small detached storage building and the paved parking area.

                                  TERM OF LEASE
                                  -------------

        A. The term of this lease shall be [Confidential treatment has been requested] both dates inclusive, unless sooner terminated as herein provided.

        B. The term of this lease may be extended, at the Option of the LESSEE, for three (3) successive periods of five (5) years. Each such period of five years being herein sometimes referred to as an extended term as follows:

        First Extended Term:       [Confidential treatment has been requested]
        Second Extended Term:      [Confidential treatment has been requested]
        Third Extended Term:       [Confidential treatment has been requested]

Such option to extend shall be exercised by the LESSEE by giving written notice to LESSOR by Certified Return Receipt mail not less than one hundred eighty
(180) days prior to the expiration of the then existing term.

        C. Each extended term shall be upon the same terms, convenants, and conditions, with the same annual rent payable, as provided in this lease for the initial term. Payment of all additional rent and other charges required to be made by the LESSEE as provided in this lease for the initial term shall continue to be made during each of such extended terms. The LESSEE shall not be permitted to extend this lease beyond the third extended term. However, this lease shall not hamper negotiation of a new lease between LESSORS and LESSEE to terms mutually agreeable for a new lease at the termination of the third extended term. Any termination of this lease during the initial term or during any extended term shall terminate all rights of extension hereunder.

            MINIMUM RENT, PERCENTAGE RENT AND GROSS RECIEPTS DEFINED
            --------------------------------------------------------

        A. The minimum rent for the above described lease property is [Confidential treatment has been requested] annually payable by LESSEE monthly in advance in equal installments of [Confidential treatment has been requested] each on the first day of every month during the term. In addition to the minimum rent, LESSEE shall pay in each year additional rent based upon a percentage of the LESSEE'S gross receipts from the leased property all as hereinafter set forth.

        B. In addition to the minimum annual rental, the LESSEE shall pay the LESSOR as additional annual rental a sum equal to [Confidential treatment has been requested] of the amount by which the LESSEE'S [Confidential treatment has been requested] from all business conducted on and from the leased property exceeds [Confidential treatment has been requested] for the preceeding lease year.

        The percentage rental payment amount shall be computed and paid quarterly in a sum equal to [Confidential treatment has been requested] of the amount by which the LESSEE'S [Confidential treatment has been requested] exceed [Confidential treatment has been requested] for the preceeding quarter. Payments of percentage rent shall be payable on the fifteenth (15th) day of the month following each calendar quarter.

        At the end of each twelve (12) consecutive months, the total of all sales shall be computed for said period of time and the tents shall be recomputed by taking a guaranteed annual minimum rental of [Confidential treatment has been requested] and adding thereto the percentage rents, if any. If the LESSEE shall have paid a total of rents which are in excess of the recomputed rents, then the LESSOR shall return to the LESSEE the surplus of the collected rents over the recomputed rents. In no event shall less than the minimum annual rental be paid.

        C. The term [Confidential treatment has been requested] received by the LESSEE from the sales of retail or commercial items to the public, which are subject to the sales tax imposed under New Mexico State Law.

        D. The LESSEE shall deliver to the LESSOR a copy of each sales tax return it has filed with the State of New Mexico. The items expressed thereon shall be the basis for the computation of the percentage rents. Copies of the sales tax returns shall be delivered to the LESSOR along with that quarter's percentage rental payment.

                                 PROPERTY TAXES
                                 --------------

        The LESSEE shall pay all real property taxes assessed and levied against the leased property during the term of this lease.

        LESSEE shall pay all taxes levied against the LESSEE'S personal property, merchandise, cars, trucks, equipment, fixtures, and mobile structures placed upon the premises by LESSEE.

                              USE AND EXCLUSIVE USE
                              ---------------------

        The LESSEE shall use and occupy the demised premises for the purpose of operating a business engaged in the sale of goods and services including but not limited to: curios, jewelry, gifts, food service, and other related activities.

        The LESSOR shall not lease any portion of the above described property of which the leased property is a part for any purpose whatever without specific consent of LESSEE. The LESSOR shall not permit any person except the LESSEE, its agents, or servants to sell or exchange on such property any article whatsoever without specific written consent and permission from LESSEE.

                                     REPAIRS
                                     -------

        The LESSEE shall at its cost keep and maintain said premises, the appurtenances and improvements in good repair and in sanitary condition, and shall promptly repair all damage caused to said demised premises.

                       LESSEE'S RIGHT TO ALTER AND IMPROVE
                       -----------------------------------

        LESSEE shall have the right to make changes, alterations, or additions to the building located on the leased property or to construct improvements on the leased property.

        A. Any permanent improvement to the leased property or any part thereof during the term of this lease shall at once become the absolute property of the LESSOR without payment of any kind therefor.

        B. Any mobile structures including but not-limited to, merchandise, equipment, fixtures, cars, trucks, mobile homes, and personal property shall be removed by LESSEE upon termination of this lease if all moneys and obligations owed by LESSEE to LESSOR have been satisfied, then ownership of same shall remain with LESSEE. Further, LESSEE shall repair any damage caused by removal of the above.

                                    UTILITIES
                                    ---------

        LESSEE shall pay all charges for gas, electricity, water, sewer, if any, and telephone used or supplied in connection with the leased property, and shall indemnify the LESSOR against any liability or damages on such account.

                                     DEFAULT
                                     -------

        Should LESSEE fail to pay any installment of rent when due or fail to fulfill or perform any of the agreements or provisions of this lease, which are the obligation of the LESSEE, or otherwise at any time to be in default thereinunder, and fail to pay such rent or continue in breach or default for a period of thirty (30) days after LESSOR shall have demanded in writing by Certified Return Receipt mail for performance thereof; or should LESSEE be adjudicated a bankrupt or make an assignment for benefit of creditors; or should LESSEE'S interest in this lease be levied on or attached in any action against LESSEE and such levy or attachment is not vacated within sixty (60) days thereafter, then in any such event or events, LESSEE'S interest in the leased premises and in this lease shall not be transferred by operation of law, but LESSOR may, at LESSOR'S election, and without prejudice to any other rights or remedies which might otherwise be available to LESSOR, (1) bring appropriate action against LESSEE to enforce the agreements and provision of this lease, and to compel the LESSEE to abide by the same; (2) terminate this lease, and in such event LESSOR may rightfully re-enter tile leased premises without notice or demand, and repossess the same or recover possession thereof, as if such premises were held by forcible detainer; or (3) to pursue, in connection with the foregoing or separately, and other right or remedy provided by law: provided however, that LESSEE shall not be in default hereunder in the event that such obligation, other than the payment of rent is fulfilled and performed within such Thirty (30) day period.

                            LESSOR'S RIGHT OF ACCESS
                            ------------------------

        The LESSOR may enter the leased property, at any reasonable time, for the purpose of inspecting the leased property or performing any work which the LESSOR deems necessary to maintain property interest.

                 PROPERTY INSURANCE, DESTRUCTION OF PREMISES AND
                              OBLIGATION TO REBUILD
                              ---------------------

        A. The LESSEE shall provide insurance against the damage or destruction by fire or any other casualty of all improvements and the contents therein located on the leased premises. The buildings and other permanent improvements located on the premises shall be insured in an amount equal to TWO HUNDRED FIFTY THOUSAND AND N0/100 DOLLARS ($250,000.00) on the date of this lease. Thereafter, the LESSEE shall continue to insure the building and other permanent improvements at the actual replacement value. The LESSOR shall have the right every three (3) years to have an appraisal done, at the LESSOR'S expense, of the buildings and permanent improvements as a means of establishing the amount of insurance required at that time. The aforementioned insurance on the building and permanent improvements only shall provide that the LESSOR is designated as additional insured, and that any payment for losses shall be paid to LESSOR.

        B. As a condition of insuring the building and permanent improvements against casualty risk as herein before provided, the LESSEE may elect to repair or rebuild the damage or destruction by fire or any other casualty to the building and, permanent improvements. If LESSEE elects to repair or rebuild such damage, the LESSOR shall be obligated to remit payments up to the full amount of the insurance proceeds received by the LESSOR to any contractors or other individuals or entities which perform repair or rebuilding services to the leased premises.

        If LESSEE elects not to repair or rebuild, this lease shall terminate and the LESSOR shall retain any insurance proceeds for the damage to the buildings and permanent improvements located on the leased premises.

        C. If all or any part of the leased premises is damaged or destroyed by fire or other casualty, and if there is a substantial interference with the operation of the LESSEE'S business in the leased premises beyond LESSEE'S control requiring the LESSEE to temporarily close its business tot he public, the minimum rental shall be equitably apportioned or abated for the duration of such repairs or rebuilding in proportion to the extent to which there is interference with the operation of the LESSEE'S business.

                       GENERAL PUBLIC LIABILITY INSURANCE
                       ----------------------------------

        LESSEE agrees to hold LESSOR harmless, including costs and attorneys fees, from any loss, damage, or liability occasioned by, or arising from, any default hereunder, or -negligent- act on the part of the LESSEE, its agents, employees, invitees, or concessionaires; and to provide at its cost and to keep current a standard form comprehensive liability policy insuring the LESSOR and LESSEE from public liability in limits of not less than ONE MILLION AND NOIIOO DOLLARS ($1,000,000.00) combined single limit coverage per occurrence; the LESSEE shall provide LESSOR with satisfactory proof of the existence of said policy upon request from LESSOR.

                         MUTUAL RELEASE OF LIABILITY TO
                      EXTENT OF SPECIFIC INSURANCE COVERAGE
                     -------------------------------------

        The LESSOR and the LESSEE and all parties claiming under them hereby mutually release and discharge each other from all claims and liabilities arising from or caused by any hazard covered by insurance in connection with property on or activities conducted on the leased property, regardless of the cause of the damage or loss.

                                 EMINENT DOMAIN
                                 --------------

        If the leased property or any part thereof, is taken by eminent domain such that the property is rendered unusable for LESSEE'S commercial purposes, this lease shall expire on the date when the leased property shall so be taken and the rent shall be apportioned to the date. If at any time the entrance to the property is closed more than three days, the rent shall abate for the period involved. LESSOR shall receive any compensation paid for the taking of the fee, buildings and permanent improvements, less any amounts that must be paid to any mortgage holder with a security position held on the fee, buildings or permanent improvements. Further, if LESSEE'S personal property including, but not limited to, merchandise, equipment and fixtures is also taken or rendered unusable by virtue of the exercise of eminent domain then LESSEE shall receive any compensation paid for that taking.

                    CONDITION OF PURCHASE, AND WARRANTIES AND
                       REPRESENTATIONS OF TURNER'S CURIOS
                       ----------------------------------

        A. This lease is conditioned upon the purchase by LESSEE of LESSOR'S existing inventory, equipment, and other personal property of Turner's Curios coincidentally with the effective date of this lease.

        B. LESSEE has had the opportunity to and has inspected all books, records, inventory, fixtures, buildings, and other personal property of Turner's Curios. LESSEE acknowledges that LESSOR has made no representations or warranties either express or implied including, but not limited to, merchantability and suitability for LESSEE'S purposes, as to the nature of the business, its profitability, or its inventory, fixtures, equipment and other personal property to be transferred from Turner's Curios. LESSEE is purchasing all such items "as is" and without recourse against LESSOR.

                               LIQUOR PROHIBITION
                               ------------------

         LESSOR, its agents, employees assigns, sublessees or invitees shall not sell, serve or transfer alcoholic beverages on the leased premises without the written consent of LESSOR. LESSOR shall have the right to condition any such consent upon the payment of percentage rent on any alcoholic beverage gross receipts at a rate to be mutually agreed upon.

                                  HEALTH RATING
                                  -------------

         At all times during the term of this lease and any extensions thereof, LESSEE shall maintain with any and all applicable federal, state and local health and environmental agencies satisfactory ratings or designations for cleanliness and healthful conditions.

                                      SIGNS
                                      -----

        A. Included in this lease are thirty-six (36) existing billboards along Interstate 40 which currently advertise Turner's Curios. LESSOR will use its best efforts to retain the existing leases, licenses or easements for those billboards for tile benefit of LESSEE; however, LESSEE acknowledges that many of the billboards are not the subject of written leases, licenses or easements and may be terminated at any time by the landowner or other party on whose land the billboards are located. Should any or all of the billboard leases, licenses, or easements be terminated for any reason and the billboards be removed, that shall not constitute a breach of this lease agreement, nor entitle LESSEE to any abatement of its rent.

         B. LESSEE agrees to be responsible for the repair and maintenance of all of the billboards at its sole expense and shall maintain said billboards in at least as good a condition as they are on tile effective date of this lease. LESSEE may increase the size of any billboard to the extent permitted by the landowner or other party on whose property tile billboard sets; however, LESSEE may not cause any of the billboards to be reduced in size or removed. Any and all leases, licenses or permits or fees related thereto, which are required for tile billboards by the state or federal government agencies or by private landowners will be done by LESSEE and at its sole expense. It is understood that upon the execution of this lease agreement all signs become the exclusive property of LESSEE for the term of this lease and LESSOR hereby assigns all signs, sign locations, and any income derived therefrom during any term of this lease to LESSEE. LESSOR shall receive any compensation paid by the taking authority, for any sign removed by virtue of any state ordinance, regulation or other governmental to those signs as a result of the upgrading of the structures by the actions of the LESSEE.

                                 NON-COMPETITION
                                 ---------------

        LESSOR and LESSEE mutually agree that any business conducted on the Chevron Service Station property adjacent to the leased premises will not directly compete with any business activities on the leased premises. Sales Of goods and services on that adjacent Property shall be limited to gasoline related Products and automobile accessories and service, Plus incidental vending and over-the-counter candy and gum sales. LESSEE will use its best efforts at all times during the term of this lease to maximize its gross income on the leased premises.

                                  SUBORDINATION
                                  -------------

        LESSEE Is given the absolute right to mortgage the leased premises without the consent of LESSOR provided as follows: (1) Any mortgage is with an institutional lender (savings and loan, bank, or Insurance company); (2) Only one mortgages renewal, extension, modification, or replacement thereof may be granted during the term of this lease and any option terms; (3) The entire proceeds from any loan shall be used exclusively for improvements to the leased premises; (4) No mortgage shall exceed ONE HUNDRED EIGHTY THOUSAND AND NO/IOO DOLLARS ($180,000.00); (5) No mortgage, renewal, extension, modification, or replacement thereof shall exceed In its term the term of this lease; (6) LESSOR shall receive notices of any default under the mortgage or any note or other obligation, which the mortgage secures; (7) Mortgage shall take the leased premises on any foreclosure or other repossession subject to the provisions of this lease; (8) LESSOR shall have the right to approve any Parties which mortgagee places in possession of the leased premises; (9) LESSOR shall have the option, if LESSEE defaults under the mortgage, notes or any obligations thereunder, (a) to assume the mortgage of LESSEE and cure any default upon thirty (30) days written notice to LESSOR of such default and LESSEE'S failure to cure; or (b) to pay off the entire amount then due under the mortgage; and
(10) Any default under the mortgage which LESSOR cures shall be a default under the lease and permit LESSOR to exercise all of its rights under the provisions of the default clause of this agreement as hereinbefore provided.

                             RIGHT OF FIRST REFUSAL
                             ----------------------

        LESSOR hereby grants LESSEE the Right of First Refusal as defined below:

        A. This Right of First Refusal shall continue so long as LESSEE shall be current in its payments of rental sums provided in the lease described in said agreement and in performing all of the terms and conditions stated therein to be kept and performed.

        B. LESSEE has the right to purchase the real property and personal property described in said lease under the following terms and conditions:

        1. This right refers to all the LESSOR'S land area, buildings and improvements located on the leased premises and hereinbefore described, and its highway signs, and shall include the contiguous property located west and north of tile leased premises on which the Chevron Service Station buildings and equipment are located and more particularly described below:

        A certain tract of land situated within the Northwest 1/4 of Section 27, T10N, R7E, N.M.P.M., Santa Fe County, New Mexico (said tract is also referred to and comprising portion of Lot numbered one (1), Block numbered (2), of the unrecorded plat of Carl's Subdivision to the County of Santa Fe, New Mexico), and being more particularly described by metes and bounds survey as follows:

        Beginning at the Southwest corner of the parcel herein described, which is the point of intersection of the Northerly right-of-way line of U.S. Interstate 40 (Frontage Road) and the Easterly right-of-way line of New Mexico State Highway 344; thence,

        N   00(Degree)01'00"   W,  174.84  feet  distance  along  said  Easterly
        right-of-way of New Mexico State Highway 344 to the Northwest corner; thence,

        S 89(Degree)06'00" E, 250-34 feet distance along an existing barbed wire fence line to the Northeast corner; thence,

        S 07(Degree)25'00" W, 153.59 feet distance along an existing fence line to a point; thence,

        N 57(Degree)20'00" W, 93...99 feet distance to a point; thence,

        S   32(Degree)40'00"   W,  140.00  feet  distance  to  a  point  on  the
        aforementioned   Northerly  right-of-way  line  of  U.S.  Interstate  40
        (Frontage Road); thence,

        N 57(Degree)20'00" W, 89.95 feet distance along said right-of-way line of U:S. Interstate 40 (Frontage Road) to the point and place of beginning, and containing 0.894 acres, more or less.

        2. If LESSOR shall receive a bona fide offer to purchase the hereinbefore described premises, in whole or in part, LESSOR shall thereupon deliver to LESSEE a copy of said offer and the said LESSEE shall have thirty
(30) days in which to meet said offer and to make all equivalent offer to purchase.

        3. If LESSOR shall receive a bona fide offer to purchase which LESSEE shall not meet nor make (after receipt of notice from LESSOR) and which LESSOR does not accept, then this "First Refusal" shall continue in full force and effect according to the provisions hereof. However, if LESSEE shall not meet nor make an offer communicated to it by LESSOR and LESSOR shall accept the offer mad by a third party, then this "First Refusal" shall terminate for that part of the premises only, and shall continue in full force and effect for the remaining premises.

        4. Any sale by LESSOR will be subject to this lease dated September 29th, 1983.

          C. The "Right of First Refusal" shall have only one exception and in that event, and that event only, shall no "Right of First Refusal" be granted. That event shall be the offer to purchase and purchase of the property by Michael Jay Turner, the son of the LESSOR, and the "Right of First Refusal" shall continue in full force and effect for the benefit of the LESSEE if, and after, the hereinbefore described premises are purchased, in whole o r in .part, by Michael Jay Turner, the son of the LESSOR. This paragraph shall in no way be construed to prevent a devise by will or gift by LESSOR.

                      LESSOR'S LIABILITY TERMINATED BY SALE
                      -------------------------------------

           The term LESSOR as used in the lease, means only the owner for the time being of the leased property, so that in the event of any sale of the leased property, after LESSEE did not meet any bona fide offer of a third party described in "First Refusal". the seller shall be and hereby is entirely relieved of all obligations of the LESSOR hereunder. Without further agreement between the parties or between either of the parties and any purchaser of the leased property, such purchaser shall be deemed to have assumed all obligations of the LESSOR under this lease, and any sale shall be made subject to the terms of this lease.

                               NOTICE AND PAYMENTS
                               -------------------

         A. Any notice under this lease must be in writing and must be sent by Registered or Certified, Return-Receipt mail to the last address of the party to whom the notice is to be given, as designated by such party in writing. The LESSOR hereby designates its address as follows:

                             J. T. Turner and Idra M. Turner
                             PO Box 580
                             Moriarty, New Mexico 87035

        And, a copy of any notice from LESSEE to LESSOR shall be sent to:

                             Steven Fairfield
                             PO Box 26387
                             Albuquerque, New Mexico 87125

        The LESSEE hereby designates its address as follows:

                             Bowlin's Incorporated
                             136 Louisiana NE
                             Albuquerque, New Mexico 87108

        B. Payments are to be sent by regular first-class mail to the hereinbefore designated addresses of the LESSOR and the LESSEE, or to the last address of the party to whom payment is to be sent, as designated by such party in writing.

                                    RECORDING
                                    ---------

        LESSEE or LESSOR may record a memorandum of this lease agreement in lieu of the entire lease.

                            ATORNEYS' FEES AND COSTS
                            ------------------------

        In the event of suit to enforce the provisions hereof, the prevailing party shall be entitled to recover its attorneys' fees and costs incurred therein.

                                   ASSIGNMENT
                                   ----------

        LESSEE may not transfer or assign this lease or any right or interest hereunder, or sublease the leased premises or any part thereof without first obtaining LESSOR'S Prior written consent, which consent shall not be unreasonably withheld.

                             SUCCESSORS AND ASSIGNS
                             ----------------------

        This lease shall apply to and bind the heirs, executors, administrators, successors, and assigns of the respective parties hereto.

        IN WITNESS WIIEREOFT LESSOR and LESSEE have executed this lease as of the day and year first hereinbefore written.

                                        LESSOR:

                                        /s/ J. T. TURNER
                                        ----------------------------------------
                                        J. T. TURNER

                                        /s/ IDRA M. TURNER
                                        ----------------------------------------
                                        IDRA M. TURNER


                                 ACKNOWLEDGMENT
                                 --------------

STATE OF NEW MEXICO   )
                      ) ss.
COUNTY OF BERNALILLO  )


        The foregoing instrument was acknowledged before me this 29th day of September, 1983, by J. T. Turner and Idra M. Turner.

                                        /s/ S.F. Fofell
                                        ----------------------------------------
                                        Notary Public

My Commission Expires:

       4-9-85
---------------------

                                        LESSEE:

                                        BOWLIN'S INCORPORATED

                                        by /s/ M. L. Bowlin
                                           -------------------------------------
                                           Michael L. Bowlin, President


                                 ACKNOWLEDGMENT
                                 --------------

STATE OF NEW MEXICO  )
                     ) ss.
COUNTY OF BERNALILLO )



        The foregoing instrument was acknowledged before me this 29th day of September, 1983, by Michael L. Bowlin, President of Bowlin's Incorporated, a New Mexico Corporation on behalf of said Corporation.

                                        /s/ S. F. Fofall
                                        ----------------------------------------
                                        Notary Public

My Commission Expires:

      4-9-85
--------------------

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